UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  May 17, 2013 (May 17, 2013)

CHINA SHEN ZHOU MINING & RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-33929	87-0430816
(State of Incorporation)	(Commission File No.)	(IRS Employer ID Number)

No. 166 Fushi Road Zeyang Tower, Shijingshan District, Beijing, China 100043

(Address of principal executive offices)

86-010-8890-6927

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On May 17, 2012, China Shen Zhou Mining & Resources, Inc. (the “Company”) issued a press release (the “Financial Press Release”) announcing that it was unable to timely file its annual report on Form 10-Q for the period ended March 31, 2012 with the Securities and Exchange Commission by the May 15, 2013 deadline. The Press Release included certain preliminary financial information relating to the quarter ended March 31, 2013. A copy of the Press Release is attached hereto as Exhibit 99.1 and is incorporated by reference into this Item 2.02. The foregoing description of the Financial Press Release is qualified in its entirety by reference to Exhibit 99.1.

The information contained in this Form 8-K and the exhibits attached hereto shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information or such exhibits be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing. The information set forth herein or in exhibits to this Form 8-K shall not be deemed an admission as to the materiality of any information in this Form 8-K that is required to be disclosed solely to satisfy the requirements of Regulation FD.

This Current Report on Form 8-K contains forward-looking statements. These statements are based on management’s current expectations and involve a number of risks and uncertainties, including risks described in our filings with the Securities and Exchange Commission. The Company’s actual results may differ materially from the Company’s anticipated or expected results and the results in the forward-looking statements.

Item 7.01	Regulation FD Disclosure.

Attached hereto as Exhibit 99.1 is the Financial Press Release. The Financial Press Release is incorporated by reference into this Item 7.01 and the foregoing description of the Financial Press Release is qualified in its entirety by reference to Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Financial Press Release dated May 17, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

China Shen Zhou Mining & Resources, Inc.

Date: May 17, 2013	By:	/s/ Xiaojing Yu
Xiaojing Yu
Chief Executive Officer